UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 22, 2024

CalEthos, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, CalEthos, Inc. (“we,” “us,” or “our company”) is in the early stages of implementing our plan for the construction and operation of clean-energy-powered data centers to lease to large enterprise information technology (IT) customers that are creating or addressing the growing demand for AI, Cloud and High-Performance Computing (HPC) digital services.

On July 22, 2024, we entered into an Option Agreement to acquire for a purchase price of $5,000,000 a 315-acre parcel of land in Imperial County, California to be used for the development of a large-scale, clean energy powered data center campus. The option has an initial term of one year and may be extended for an additional six-month period.

The new site provides us with significant advantages over our prior data center development site, which include:

●	Larger, strategically located, industrial-zoned property with acreage for on-site switchyard, substation and additional data center buildings
●	Better options for connectivity to high-voltage transmission lines
●	Closer proximity to existing and planned geothermal power plants
●	Shorter fiber routing distances to internet backbone and communications networks
●	Directly on the main north/south transportation corridor (Hwy. 111) and gateway entrance (Sinclair Rd.) to the planned 51,000-acre Lithium Valley development area
●	Lower flood risk – outside of the 100- and 500- year flood zones in a FEMA X (Unshaded) area

On July 24, 2024, we terminated our option agreement to acquire a 80-acre parcel in Imperial County, California as we believe the recently-optioned property is better suited for our immediate needs.

On July 31, 2024, we issued a press release announcing the new option agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain statements furnished pursuant to this Item 8.01 and the accompanying Exhibit 99.1 and Exhibit 99.2 are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “could,” “continue,” “anticipate” “optimistic,” “forecast” “intend,” “estimate,” “preliminary,” “project,” “seek,” “plan,” “looks to,” “on condition,” “target,” “potential,” “guidance,” “outlook” or “trend,” or other comparable terminology, or by a general discussion of strategy or goals or other future events, circumstances, or effects. Such statements include, but are not limited to, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. There may be many factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. These factors include, but are not limited to, our ability to raise capital to fund our data center campus development; our ability to hire and contract the necessary resources to complete our development efforts; our ability to build an adequate supply chain for required construction materials and equipment; our ability to complete construction of our data center campus, to meet customer requirements and to build an adequate operating organization to support customers when our data center campus is completed; the demand for data center space in the U.S. and worldwide; the impact of the current supply chain challenges that may impact our construction schedule; the demand for our proposed wholesale-colocation services; economic conditions in the U.S. and worldwide, and our ability to recruit and retain management, technical, and sales personnel. The forward-looking statements contained in this report are made as of the date of this report, and we do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Further information relating to factors that may impact our results and forward-looking statements are disclosed in our filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated July 31, 2024, entitled “CalEthos Increases the Size of its Development to 315-acres in Lithium Valley for a Planned Large-Scale Clean Energy Powered Data Center Campus.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: July 31, 2024	By:	/s/ Michael Campbell
Michael Campbell Chief Executive Officer

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